Exhibit 10.1

OFFICE LEASE

601 GATEWAY BOULEVARD

BXP 601 & 651 GATEWAY CENTER LP,

a Delaware limited partnership as Landlord,
and

MONSTER INC.,
a California corporation, as Tenant.

EXHIBITS

A	OUTLINE OF PREMISES

B	LANDLORD WORK

C	FORM OF NOTICE OF LEASE TERM DATES

D	RULES AND REGULATIONS

E	FORM OF TENANT'S ESTOPPEL CERTTFICATE

F	STANDARDS FOR UTILITIES AND SERVICES

G	ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

INDEX

Page(s)

Additional Rent	7
Alterations	21
Bank Prime Loan	51
Base Building	22
Base Year	8
Base Year Prop 13 Taxes	l4
Brokers	58
Building	5
Building Common Areas	5
Building Common Areas	5
Building Direct Expenses	8
Building Hours	18
Building Operating Expenses	8
Building Tax Expenses	8
Capital Expenses	14
Common Areas	5
Cost Pools	15
Direct Expenses	8
Estitnate	15
Estimate Statetnent	15
Estimated Excess	15
Excess	15
Expense Year	8
Force Majeure	56
Gateway Center	58
Hazardous Substance	18
Holidays	18
HVAC	18
Landlord
Landlord Repair Notice	32
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	59
Mai1	53
Net Worth	40
Non-Transferee Assignee	40
Notices	53
Operating Expenses	8
Original Improvements	27
Other Improvements	59

Page(s)

Premises	4
Project	4, 5
Project Common Areas	5
Proposition 13	13
Reassessment	14
Renovations	59
Rent	7
rentable square feet	5
Security Deposit	47
SNDAA	42
State1nent	15
Subject Space	35
Summary	]
Superior Holders	42
Tax Expenses	12
Tenant	1
Tenant's Share	14
Tenant's Sign	49
Tenant's Subleasing Costs	37
Transfer	34
Transfer Agreement	38
Transfer Notice	35
Transfer Premium	37
Transferee	34
Transfers	34

601 GATEWAY BOULEVARD

OFFICE LEASE

This Office Lease (the "Lease"), dated as of the date set forth in Section 1   of the Summary of Basic Lease Information (the "Summary"), below, is made by and  between BXP 601 & 651 GATEWAY CENTER  LP, a Delaware  limited partnership ("Landlord"), and MONSTER, INC., a California  corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1.	Date:	March 24, 2017

2.	Premises (Article I).

	2.1 2.1 Building	601 Gateway Boulevard
South San Francisco, California

	2.2 Premises:	10,037 rentable square feet of space located on the ninth (9th) floor of the Building and commonly known as Suite 900, as further set in Exhibit A to the Office Lease.

3.	Lease Term (Article 2).

	3.1 Lease Term:	Five (5) years

3.2 Lease Commencement Date:
The  date  upon  which  the  Landlord   Work  is substantially completed  and Landlord tenders possession of the Premises to Tenant, which is anticipated  to be four (4) months  after the date this Lease is executed and delivered  by both Landlord and Tenant.

3.3 Lease Expiration Date:
If the Lease Commencement Date shall  be the first day of a calendar  month, then the day immediately preceding      the      fifth      (5th) anniversary  of the Lease Commencement Date; or  if the  Lease  Commencement Date  shall  be other  than  the  first  day  of  a  calendar  month, then the last day of the month in which the fifth (5th) anniversary  of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):		Monthly
	Period During Lease Term	Annual Base Rent	Installment of Base Rent
	Months 1-12*	$409,509.60	$34,125.80
	Months 13-24	$421 ,794.89	$35,149.57
	Months 25-36	$434,448.73	$36,204.06
	Months 37-48	$447,482.20	$37,290.18
	Months 49-60	$460,906.66	$38,408.89

* Rent shall be abated for the first full calendar month

5.	Base Year	Calendar year 2017.
(Article 4):

6.	Tenant's Share	4.65%
(Article 4):

7.	Permitted Use	General office use.
(Article 5):

8.	Security Deposit	$ 144,816.24
(Article 21):

9.	Address of Tenant	Monster, Inc.
	(Article 28):	455 Valley Drive
Brisbane, California 94005
Attention: Mr. Ajay Vadera
(Prior to Lease Commencement Date)
and

Monster Inc.
601 Gateway Boulevard
Suite 900
South San Francisco, California 94080
Attention: Mr. Ajay Vadera
(After Lease Commencement Date)

10	Address of Landlord	See Article 28 of the Lease.
(Article 28):

11	Broker(s) (Section 29.24):	Tenant Broker:

CBRE
3000 El Camino Real, Suite 100
Palo Alto, California 94306
Attention: Damon, Schoor, Senior Vice
President

Landlord Broker:
Cushman & Wakefield
1350 Bayshore Highway, Suite 900
Burlingame, California 94010
Attention: Matt Squires, Executive Managing
Director and Marc Pope, Executive Director

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1  The Premises.  Landlord  hereby leases to Tenant  and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto and each floor  or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of  Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Tenant shall accept the Premises in its presently existing "as-is" condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Notwithstanding the foregoing, Landlord hereby agrees, at Landlord's sole cost and expense, to complete all work as listed Exhibit B, attached hereto and made a part hereof (the "Landlord Work").  Landlord Work excludes any IT, data and cabling installation in the Premises and any Tenant fixtures, furnishings and equipment. All Landlord Work shall be completed in a good and workmanlike  manner  to Landlord's  "Building  standard"  condition,  using Building  standard methods, materials and procedures. Except to the extent caused by the acts or omissions of Tenant or any Tenant  Parties (as defined  in Section  10.13  below)  by any Alterations  or improvements  performed  by or on behalf of Tenant, if the Building Systems located within and/or serving the Premises are not in good working order as of the Lease Commencement Date and Tenant provides Landlord with notice of the same within sixty (60) days following the Lease Commencement Date, Landlord  shall be responsible  for repairing or restoring the same at Landlord's sole cost and expense (and without reimbursement from Tenant).Tenant shall make no changes or modifications to the Landlord Work without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any additional improvements constructed in the Premises shall be constructed by Tenant in accordance with the terms and conditions of Article 8 of the Lease. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set fo11h in this Lease. Subject to any repairs required by Landlord under this Section 1.1.1, the taking of possession  of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2  The Building and The Project.  The Premises are a part of the building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office project known as "Gateway Center."  The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) those certain other office buildings located in the vicinity of the Building and known as 611 Gateway Boulevard and 651 Gateway Boulevard, South San Francisco, California, respectively, and the land upon which such office buildings are located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3  Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of  the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord, which Project Common Areas may include, from time to time, in Landlord's sole discretion, a conference center and other amenities.  The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make fi·om time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.2     Rentable Square Feet of Premises and Building. For purposes of this Lease, "rentable square feet" in the Premises and the Building, as the case may be, shall be calculated pursuant to Landlord's then current method for measuring rentable square footage. Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises is as set forth in Section 2.2 of the Summary.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall commence on the "Lease Commencement Date," as that term is set forth in Section 3.2 of the Summary, and shall terminate on the "Lease Expiration Date," as that term is set forth in Section 3.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. If the Landlord is unable for any reason to deliver possession of the Premises to Tenant on any specific date, then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of the Lease or the obligations of Tenant hereunder. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term,  Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (I0) business days of receipt thereof; provided, however, Tenant's failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

ARTICLE 3

BASE RENT

3.1        Base Rent. Commencing on the Lease Commencement Date, Tenant shall pay, without prior notice or demand, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the second full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Until notice of some other designation is given to Tenant in accordance with the provisions of Article 28 of this Lease, Base Rent and all other charges shall be paid by remittance to or for the order of BXP 601 & 651 GATEWAY CENTER LP by one of the following methods:

(i)           By ACH Transfer & Direct Deposit

Bank of America
345 Montgomery Street, Concourse Level #1499
San Francisco, California 94101
ABA# 121-000-358
Account: Boston Properties L.P. Operating Account
Account Number: 14993-06215
Amount: [fill in appropriate dollar amount] Reference: [fill in Tenant Name and Tenant Number]
or

(ii)          By Mail

Boston Properties Limited Partnership
P.O. Box 742841
Los Angeles, California 90074-284 I

or

(iii)          By Overnight Delivery

Bank of America Lock Box Services
Lockbox LAC-742841
2706 Media Center Drive
Los Angeles, California 90065.

3.2      Abated Base Rent. Provided that Tenant is not then in default of this Lease, then during the first (1st) full calendar month(s) of the Lease Term (the "Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the "Rent Abatement").  Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $34,125.80. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, or if this Lease is terminated on account of such uncured default, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

ARTICLE 4

ADDITIONAL RENT

4.1        General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay (i) "Tenant's Share" of the annual "Building Direct Expenses," as those terms are defined in Sections 4.2.1 0 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Building Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of this Lease, and (ii) Tenant's Share of "Capital Expenses," as that term is defined in Section 4.2.9, below, pursuant to Section 4.6 of this Lease; provided, however, that in no event shall any decrease in Building Direct Expenses for any "Expense Year," as that term is defined in Section 4.2.6 of this Lease, below Building Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord may upon expiration of the Lease Term deliver to Tenant an estimate of any Base Rent, Additional Rent or other obligations outstanding, and Landlord may either deduct such amount from any funds other-wise payable to Tenant upon expiration or  require Tenant to  pay such funds immediately. Landlord shall make necessary adjustments for differences between actual and estimated Additional Rent in accordance with Section 4.4, below.

4.2 Definitions of Key Terms Relating to Additional Rent.As used in this
Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1   "Base Year" shall mean the period set forth in Section 5 of the Summary.

4.2.2   "Building Direct Expenses" shall mean "Building Operating Expenses" and "Building Tax Expenses", as those terms are defined in Sections 4.2.3 and 4.2.4, below, respectively.

4.2.3  "Building Operating Expenses" shall mean the portion of "Operating Expenses," as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4   "Building Tax Expenses" shall mean that portion of "Tax Expenses", as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.5   "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.6   "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the  event of any such change, Tenant's Share of Building Direct Expenses and Capital Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.7   "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any p01iion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental  interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees (including, without limitation, any  consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred   by  or  charged  by  Landlord  in  connection  with  the  management,  operation, administration, maintenance and repair of the Building and the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the actual  or charged rental of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at an annual interest rate determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.8, below; (xiv) advertising, marketing and promotional expenditures incurred in connection with the Project, including, without limitation, costs of signs in, on or about the Project identifying or promoting the Project; (xv) payments under any easement,  license,  operating  agreement,  declaration,   restrictive  covenant,  or  instrument pertaining to the sharing of costs by the Project or related to the use or operation of the Project; and (xvi) all costs of applying and reporting for the Project or any part thereof to seek or maintain certification under the U.S. EPA's  Energy Star® rating system, the U.S. Green Building Council's Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard. Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:

(a)      any items included in Tax Expenses;

(b)      except as permitted pursuant to item (xii), above, and Section 4.2.9, below, principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;

(c)       capital  improvements to the Building or the Project,  other than those permitted pursuant to item (xii), above, and Section 4.2.1 0, below;

(d)       legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord's interest in the Building  or the Project or in connection  with any ground  lease (including,  without  limitation,  recording  costs,  mortgage  recording  taxes,  title  insurance premiums  and  other  similar  costs,  but  excluding  those  legal,  auditing,  consulting   and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);

(e)      legal fees, space planner's fees, architect's fees, leasing and brokerage commissions, advertising and  promotional  expenditures and any other  marketing  expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

(f)       the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(g)       expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant of the Building or the Project;

(h)       the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord's expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord's expense;

(i)       the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or·condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

j)      the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project in excess of amounts typically spent for such items in Class A office buildings of comparable quality in the South San Francisco submarket;

(k) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(I) unfunded contributions to operating expense reserves by other tenants;

(m)      contributions to charitable  or political  organizations in excess  of the greater of (I) the amounts typically spent for such contributions in Class A office buildings of comparable quality in the South San Francisco submarket, and (2) $50,000.00 in the aggregate in any single Expense Year;

  (n)     expenses related solely and exclusively to the operation of the retail space in the Project;

(o)      damage and repatrs necessitated by the gross negligence or willful misconduct of Landlord Parties;

(p)      fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the Project;

(q)      interest, fines or penalties for late payment or violations of Applicable Laws by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of a Applicable Laws by Tenant, in which event Tenant shall be responsible for the full amount of such expense;

(r)       the cost of remediation and removal of "Hazardous Substance," as that term is defined in Section 5.2 below, in the Building or on the Project as required by applicable laws, provided, however, that the provisions of this sub-item (r) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not as of the date of this Lease (or as of the date of introduction) deemed to be Hazardous Substance under applicable laws but which are subsequently deemed to be Hazardous Substance under applicable laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 5.2 of this Lease for all costs of remediation and removal of Hazardous Substance to the extent caused by Tenant Parties);

(s)      costs for the original construction and development of the Building and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

(t)      costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;

(u)      the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-a-vis time spent on matters unrelated to the operation and management of the Project;

(v)      except as may be otherwise expressly provided in this Lease with respect to specific items, including, without limitation, any management fee paid by Landlord, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials absent such relationship in Class-A office Building of comparable quality in the South San Francisco submarket;

                                (w)     depreciation for the Building, except as permitted pursuant to item (xii), above;

(x)       reserves for future improvements, repairs, additions, etc.; and

(y)     costs of replacements, alterations or improvements necessary to make the Building or the Project comply with Applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Article 24 of this), provided, however, that the provisions of this sub-item (y) shall not preclude the inclusion of costs of compliance with Applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of a Applicable Laws which is imposed after the date of this Lease

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (I00%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (I 00%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, security concerns, embargoes or shortages. In no event shall the  components of Direct Expenses for any Expense Year related to Tax Expenses, Project utility, services, or insurance costs be less than the components of Direct Expenses related to Tax Expenses, Project utility, services, or insurance costs in the Base Year.

4.2.8 Taxes.

4.2.8.1   "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general  and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereat), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.8.2   Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and  quality of  governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon  or with respect to the  possession,   leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of  the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.8.3   If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable  governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.   Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or  income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and  (iv) any tax fines, interest, penalties, legal fees, or  costs of litigation incurred due to Landlord's failure to make payments when due, except to the extent caused by Tenant's failure to timely make any such payments due under this Lease.

4.2.8.4   Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted fi·om Tax Expenses nor included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and

Tenant acknowledge that the preceding sentence is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion ofTax Expenses pursuant to the terms of Proposition 13. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings  to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord's consent shall constitute an event of default by Tenant under this Lease.  Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. Notwithstanding the foregoing, upon a reassessment of the Building and/or the Project pursuant to the terms of Proposition 13 (a "Reassessment") occurring after the Base Year which results in a decrease in Tax Expenses, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Building and/or the Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) (the "Base Year Prop 13 Taxes") shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment, and if thereafter, in connection with a subsequent Reassessment, the assessed value of the Building and/or the Project under Proposition 13 shall increase, the current Base Year Prop 13 Taxes shall  be increased for purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the lesser of the original Base Year Prop 13 Taxes and an amount equal to the real estate taxes based upon such Reassessment.

4.2.9   "Capital Expenses" shall mean all cost of capital repair, improvements or expenditures incurred by Landlord in connection with the Project (A) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) for the period of the Lease Term from and after the first anniversary of the Lease Commencement Date, which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation that is adopted or first enforced against the Project after the date that this Lease is executed and delivered by both Landlord and Tenant.  In no event shall Capital Expenses include any costs incurred by Landlord prior to or during the Base Year.

4.2.10 "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the Building.

4.3 Allocation of Direct Expenses.

4.3.1   Method of Allocation.   The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings  in the Project.  Accordingly, as set forth in Section 4.2 above, Direct  Expenses (which consists of Operating Expenses  and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of  this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2   Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's discretion.  Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project.  The Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

4.4      Calculation and Payment of Direct Expenses.  If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Building Direct Expenses for such Expense Year exceeds Tenant's Share of Building Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "Excess").

4.4.1   Statement of Actual  Building  Direct  Expenses  and  Payment  by Tenant. Landlord shall give to Tenant within one hundred twenty (120) days following the end of each Expense Year, a statement (the "Statement") which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due or within thirty (30) days, whichever is earlier, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below. Ifthe amounts paid by Tenant during an Expense Year as Estimated Excess exceed the Excess for such Expense Year, then such difference shall be reimbursed by Landlord to Tenant, provided that any such reimbursement, at Landlord's option, may be credited against the Additional Rent next coming due under this Lease unless the Lease Term has terminated or expired, in which event Landlord shall refund the appropriate amount to Tenant. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2   Statement of Estimated Building  Direct  Expenses.     In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of

Building Direct Expenses for the Base  Year.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.   Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1112) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1   Tenant  shall  be  liable for and  shall  pay thirty  (30)  days  before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting fi·om such increase in the assessment, as the case may be.

4.5.2   If any Alterations installed and/or paid for by Tenant (whether or not affixed to the real property so as to become a part thereof), are assessed for real property tax purposes at a valuation  higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord  or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3   Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable  tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a patty creating or transferring an interest or an estate in the Premises.

4.6       Calculation and Payment of Capital Expenses. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay to Landlord, on a monthly basis. as Additional Rent and in addition to Tenant's Share of Building Direct Expenses, an amount equal to Tenant's Share of all Capital Expenses incurred by Landlord for any Expense Year following the Base Year; provided, however, any such Capital Expenses shall be amortized (including interest on the unamortized cost at an annual interest rate determined by Landlord) over its useful life as Landlord shall reasonably determine, and Tenant shall only be obligated to pay Tenant's Share of such amortized amount; provided further, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis ("Projected Annual Savings"), exceed the annual amortization therefor, then and in such event the amount of amortization for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased amortization (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of lll2th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal. The amount of Capital Expenses incurred by Landlord, as well as Tenant's Share of such Capital Expenses, shall be set forth on each Statement and each Estimate Statement delivered by Landlord Tenant and Tenant shall pay Tenant's Share of such Capital Expenses at the same time and in the same manner as Tenant shall pay Tenant's Share of Building Direct Expenses.

ARTICLE 5

USE OF PREMISES

5.1      Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2      Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the  Project or obstruct or interfere with  the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant use of the Premises shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project. Except for small quantities customarily used in business offices, Tenant shall not cause or permit any "Hazardous Substance," as that term is defined below, to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant's agents, employees, contractors, invitees, assignees  or sublessees, without  first obtaining  Landlord's  written  consent.     Tenant  shall immediately notify, and shall direct Tenant's agents, employees contractors, invitees, assignees and sublessees to immediately notify, Landlord of any incident in, on or about the Premises, and to the extent caused by a Tenant Party, on or about the Building or the Project, that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance  document now or hereafter enacted or promulgated, as amended fi·om time to time, in any way relating to or regulating  any Hazardous  Substance.   As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. "Hazardous  Substance" includes  any and all material  or substances which  are defined  as "hazardous waste," "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental  law.    "Hazardous Substance" also includes asbestos, polychlorobiphenyls (i.e., PCB's) and petroleum.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services.  Landlord shall provide the services specified below and on Exhibit F attached hereto, on all days (unless otherwise stated below or in Exhibit F)
during the Lease Term.

6.1.1   Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:00
A.M. to 6:00 P.M. Monday through Friday (collectively, the "Building Hours"), except for the date of observation  of New  Year's Day, Independence  Day, Labor  Day, Memorial  Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion,  other locally or nationally recognized holidays (collectively, the "Holidays"). Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical  and plumbing systems.

6.1.2   Landlord  shall provide electricity  to the Premises  (including  adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment) for lighting and power suitable for the Permitted Use as reasonably determined by Landlord,  provided  that Tenant's  electrical  usage shall  be subject  to applicable  laws and regulations.   Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3   Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4   Landlord  shall provide nonexclusive,  non-attended  automatic  passenger elevator service during the Building Hours, shall have one elevator available at all other times,

including on the Holidays, except in the event of emergency, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.5   Landlord shall provide nonexclusive  fi·eight elevator service subject to scheduling by Landlord.

6.1.6   Landlord  shall  provide  customary  weekday  janitorial  services  to the Premises,  except  the date of observation  of the Holidays,  in and about the Premises  and customary  occasional  window  washing  services,  each  in a manner  consistent  with other Class "A" office buildings located in the vicinity of the Project.

Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify  as a real estate investment  trust ("REIT"), any service  required or permitted  to be performed by Landlord pursuant to this Lease, the charge or cost ofwhich may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord's property manager, an independent contractor of Landlord or Landlord's property manager (the "Service Provider"). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord's direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

6.2      Overstandard Tenant Use.  Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased  wear and tear  on existing  equipment  caused  by such excess  consumption; and Landlord may install devices to separately meter (or sub-meter) any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices.  In addition, in the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA's Energy Star® rating system ("Energy Star"), Landlord may require the installation in accordance with Energy Star of separate metering or check metering equipment, in which event (i) Tenant shall pay the costs of any such  meter  or check  meter directly  to Landlord,  on demand,  including  the installation and connectivity thereof, (ii) Tenant shall directly pay to the utility provider all electric consumption on any meter, and (iii) Tenant shall pay to Landlord, as Additional Rent, all electric consumption on  any check meter within thirty (30) days after being billed thereof by Landlord, in addition to other electric charges  payable by Tenant under the Lease.  In the event that Tenant purchases  any utility service directly from the provider, Tenant shall promptly provide to Landlord either permission to access Tenant's usage information from the utility service provider or copies of the utility bills for Tenant's usage of such services in a format reasonably acceptable to Landlord. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers  or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall fi·om time to time establish as appropriate for all tenants of the Building, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish in Landlord's reasonable discretion. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance.  If Tenant requests any such additional services, then Tenant shall pay to Landlord the Building standard cost of such additional services, including Landlord's standard fee for its involvement with such additional services, promptly upon being billed for same.

6.3      Interruption of Use.   Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in  the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of Premises, in good order, repair and condition, reasonable wear and tear excepted and damage by casualty excluded and governed by Article 11, below, at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, Landlord shall have the exclusive right, at Landlord's option, but not the obligation, to make such repairs and replacements, and Tenant shall pay to Landlord the cost thereof,  including  Landlord's  standard  fee  for  its  involvement  with  such  repairs  and replacements, promptly upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi- governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar Jaw, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Tenant may not make or suffer to be made any improvements, alterations, additions, changes, or repairs (pursuant to Article 7 or otherwise) to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant in accordance with the terms and conditions of this Article 8, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable.

8.2     Manner of Construction. Prior to the commencement of construction of any Alterations or repairs, Tenant shall submit to Landlord, for Landlord's review and approval in its reasonable discretion, four (4) copies signed by Tenant of all applicable plans, specifications and working drawings relating thereto. Tenant, at its sole cost and expense, if applicable, shall retain an architect/space planner selected by Tenant, and reasonably approved by Landlord, to prepare such plans, specifications and working drawings; provided that, Tenant shall also retain the engineering consultants from a list provided by Landlord to prepare all plans and engineering working drawings, if any, relating to the structural, mechanical, electrical, plumbing, HVAC, life safety and sprinkler work of the Alterations. Tenant shall be required to include in its contracts with the architect and the engineers a provision which requires ownership of all architectural and engineering drawings to be transferred to Tenant upon the substantial completion of the Alteration and Tenant hereby grants to Landlord a non-exclusive right to use such drawings, including, without   limitation, a right to make copies thereof.    Tenant shall cause each architect/space  planner  and  engineer  retained  by Tenant  to  follow  Landlord's  standard construction administration procedures and to utilize the standard specifications and details for the Building, all as promulgated  by Landlord from time to time.   Tenant and Tenant's architect/space planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the "Base Building" plans, and Tenant and Tenant's architect/space planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. In addition, at Landlord's option, Landlord may submit Tenant's plans, specifications and working drawings to a third-party architect and/or engineer, selected by Landlord, for their review, at Tenant's sole cost and expense.   Landlord's review of plans, specifications and working drawings as set forth in this Section 8.2, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with applicable building codes or other like matters. Accordingly, notwithstanding that any plans, specifications or working drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to  Tenant  by Landlord   or Landlord's space planner,  architect, engineers,  and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the plans, specifications and working drawings for the Alterations, and Tenant's waiver and indemnity set forth in Section 10.1 of this Lease, below, shall specifically apply to the plans, specifications and working drawings for the Alterations.     Following  Landlord's  approval  in  its   reasonable  discretion  of  all  plans, specifications and working drawings for the Alterations, a contractor to construct the Alterations shall be selected by Tenant from the list of contractors approved by Landlord.  In the event Tenant requests any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building.  As used in this Lease, the "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of  the Building on the floor or floors on which the Premises are located. In performing the work of any Alterations for which Tenant is  responsible, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations in CAD format as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3        Payment for Improvements. Tenant shall pay to Landlord, within ten (10) days after being billed for the same, all costs related to the construction of the Alterations, including, without limitation, the following items and costs:   (i) the  cost of any changes in the Base Building when such changes are required by any plans, specifications or working drawings for the Alterations (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct  architectural and/or engineering fees and expenses incurred by Landlord in connection therewith, (ii) sales and use taxes and Title 24 fees imposed on, assessed against or paid by Landlord; (iii) Landlord's fee for its involvement with such Alterations, which supervision fee shall be equal to five percent (5%) of the costs of each such Alteration; and (iv) all other costs incurred by Landlord in connection with the construction of the Alterations.  In the event Landlord and Tenant agree that Landlord shall construct and install the Alterations in the Premises on Tenant's behalf, such work shall be done at Tenant's sole cost and expense and Tenant shall pay to Landlord, within ten (10) days after being billed for the same, all costs related to the construction of the Alterations, including, without limitation, the costs described in the immediately preceding sentence and the following items and costs: (i) all amounts actually  paid by Landlord to any architect/space planner, engineer, consultant, contractor, subcontractor, mechanic, materialman or other person, whether retained by Landlord or Tenant, in connection with the Alterations, and all fees incurred by, and the actual cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of all plans, specifications and working drawings for the Alterations; (ii) all plan check, permit and license fees relating to construction of the Alterations paid by Landlord; and (iii) the cost of any changes to the plans, specifications and working drawings for the Alterations or to the Alterations themselves required by all applicable zoning and building codes and other laws and paid by Landlord. Landlord, at its option, may render bills to Tenant in advance of, or during, construction of the Alterations so as to enable Landlord to pay all costs and expenses incurred by Landlord in connection with the Alterations (including, without limitation, costs of the contractor retained to construct the Alterations) without advancing Landlord's own funds.  At Landlord's election in its sole and absolute discretion, Tenant shall deliver to Landlord prior to commencement of construction of the Alterations cash in an amount equal to all estimated costs related to the construction of such Alterations, or such lesser amount as Landlord shall specify, to be held by Landlord and disbursed by Landlord for costs related to the construction of the Alterations as such costs are incurred.  In the event that, after Tenant's approval of a cost proposal for the Alterations in accordance with Section 8.2, above, any revisions, changes or substitutions shall be made to the plans, specifications and working drawings or the Alterations, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request.  Any surplus funds delivered by Tenant and held by Landlord in connection with the Alterations shall be refunded to Tenant when all costs related to the construction of the Alterations have been paid in full.

8.4       Construction Insurance. In the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall  provide Landlord with certificates of insurance evidencing compliance with the requirements of Section 10.14 of this Lease, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the Iien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5       Landlord's Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises by Tenant or on behalf of Tenant, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord upon expiration of this Lease; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, at Landlord's election, to a building standard tenant improved condition as determined by Landlord; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant's request for Landlord's consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. Notwithstanding  the  foregoing,  Tenant  shall  not  be  required  to  remove  any  Tenant Improvements or Alterations which are normal and customary business office improvements; provided, however, in any event Landlord may require Tenant to remove all (i) rolling files and structural supports, (ii) built-in or high-density file systems, (iii) any supplemental HVAC system installed by Tenant, (iv) any structural improvements, and (v) any security or information technology systems installed by or on behalf of Tenant in the Premises.  Tenant shall not be required to remove any  improvements  that are existing  in the Premises  on the Lease Commencement Date.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements or, if elected by Landlord, to a building standard tenant improved condition as determined by Landlord, prior to the expiration or earlier termination of this Lease, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys' fees, in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of  the work (other than Landlord Work) performed, materials furnished or obligations incurred by or on  behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless fi·om and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises or Building (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation  of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

TENANT'S INDEMNITY AND INSURANCE

10.1 Tenant's Indemnity.

1 0.1.1 Indemnity.  To the maximum extent permitted by law, Tenant waives any right to contribution  against the "Landlord Parties," as that term is defined in Section 1 0.13, below, and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature in the case of (i), (ii) and (iii) below arising from or claimed to have arisen from (i) the use or occupancy or manner of use or occupancy of the Premises by or acts within the Premises of the "Tenant Parties," as that term is defined in Section 10.13, below; (ii) any accident, injury or damage whatsoever  caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises  for any reason or (B) the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long as any of Tenant's Property, as defined in Section I0.4, remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises  or any portion thereof; (iii) any accident,  injury or damage whatsoever occurring outside the Premises but within the Project, where such accident, injury or damage results, or is claimed to have resulted, from the negligence or willful misconduct on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant.  Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties.   This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Party may have under this Lease or the common law.   Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party's damages in fact result from such Landlord Party's gross negligence or willful misconduct.

10.1.2  Breach.     In the  event  that  Tenant  breaches  any  of  its  indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including  attorney's fees) incurred as a result of said breach, and the reasonable value of time expended by the Landlord Parties as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this section.

1 0.1.3 No limitation.   The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers' compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

1 0.1.4 Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

10.1.5  Survival.   The terms of this section shall survive  any termination  or expiration of this Lease.

1 0.1.6 Costs.    The foregoing  indemnity  and hold harmless  agreement  shall include indemnity for all reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Landlord  Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof.  In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon  request from the Landlord  Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant's insurer (if such claim is covered by insurance without reservation) or otherwise   by counsel reasonably satisfactory to the Landlord Party.  The Landlord Parties shall not be bound by any compromise or settlement  of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

10.2    Tenant's Risk.  Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as Tenant is given the right to use by this Lease at Tenant's own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim  (including, but not limited to, claims for the interruption of or loss to a Tenant Party's business)  based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any pmi of the Premises or the Building or the Project, or from drains, pipes or plumbing  fixtures  in the Building or the Project.   Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor.  The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing, the Landlord Parties shall not be released from liability for any injury, loss, damages  or liability to the extent arising from any gross negligence  or willful misconduct of the Landlord Parties on or about the Premises; provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant's business.   The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as any of Tenant's Property remains on the Premises, or Tenant or any one acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or of the Building.

10.3  Tenant's Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date throughout the Lease Term of this Lease, and thereafter, so long as any of Tenant's Prope1ty remains on the Premises or Tenant or anyone acting by, through or under Tenant  may use, be in occupancy of any part of, or have access to the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office ("ISO") Commercial General Liability Coverage "occurrence" form CG 00 01 I 0  0 I    or another ISO Commercial General Liability "occurrence" form providing equivalent coverage. Such insurance shall include contractual  liability  coverage,  including,  but not limited to the indemnification obligations undertaken by Tenant in this Lease subject to the policy terms and  conditions. The minimum limits of liability of such insurance  shall be $5,000,000.00 per occurrence,  which may be satisfied through a combination or primary and excess/um brella insurance. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

10.4    Tenant's Property Insurance.  Tenant shall maintain at all times during the Lease Term, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant's Property remains on the Premises, or Tenant  or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called "special perils" type insurance with respect to (i) Tenant's property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises,  (ii)  and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base   Building)    (the   "Original  Improvements"),  and   all   additions,   alterations,   and improvements and other modifications made by or on behalf of the Tenant in the Premises, (iii) any property of third parties, including  but not limited to leased or rented property, in the Premises in Tenant's care, custody, use or control, provided that such insurance in the case of (iii) may be maintained  by such third parties, and (iv) other property of Tenant located at the Premises, except to the extent paid for by Landlord (collectively "Tenant's Property"). The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The "special perils" type insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant's Property.   In  addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant's expense, shall also maintain, or shall cause its contractor(s) to maintain, builder's risk insurance for the full insurable value of such work.  Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section, except for insurance maintained by third parties as provided in (iii) above. In the event of loss or damage covered by the "special perils" type insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11 of this Lease, below. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the "special perils" type insurance covering the loss or damage.  To the extent Tenant  is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the "special perils" type insurance covering the loss or damage.  If both Landlord and Tenant are obligated to pay for the repair or  restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage.   If the loss or damage is not repaired or restored (for example, ifthe Lease is terminated pursuant to Section 11.2 of this Lease, below), the insurance proceeds shall be paid to Landlord  and Tenant  in the pro rata proportion  of their relative contributions to the cost of the leasehold improvements covered by the policy.

10.5    Tenant's Other Insurance. Throughout the Lease Term, Tenant shall obtain and maintain (I) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Project) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent  coverage; (2) worker's compensation insurance or participation in a monopolistic state workers' compensation fund; and (3) employer's liability insurance or (in a monopolistic state) Stop Gap Liability insurance.  Such automobile  liability  insurance  shall  be in an amount  not  less than  One  Million  Dollars ($1,000,000) for each accident.  Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than  One  Million  Dollars  ($1 ,000,000)  for each  accident,  One  Million  Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

10.6    Requirements For Insurance.   All insurance  required  to be maintained  by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least "A" and are within a financial size category of not less than "Class X" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected  by Landlord.  All such  insurance shall: (1) be acceptable  in form and content  to Landlord; and (2) be primary and noncontributory.  Tenant shall immediately notify Landlord upon cancellation, failure to renew, reduction of amount of insurance, or change in coverage with respect to any such insurance.   No such policy shall contain any self-insured  retention greater than $25,000. Any deductibles and such self-insured retentions shall be deemed to be "insurance" for purposes of the waiver in Section I 0.13 of this Lease, below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with  respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to  deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.7    Additional Insureds. The commercial general liability and auto insurance carried by Tenant  pursuant to this Lease, and any additional  liability insurance  carried by Tenant pursuant to Section 10.3 of this Lease, above, shall name Landlord, Landlord's managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds (collectively "Additional Insureds") with respect to liability arising out of or related to this Lease or the operations of Tenant. Such insurance shall provide primary coverage without contribution  from any other insurance carried by or for the benefit of Landlord,   Landlord's managing agent, or other Additional  Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

10.8    Certificates Of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least fifteen (15) days prior to the expiration date of each policy for which a certificate was furnished.  (Acceptable forms of such certificates  for liability  and property  insurance, respectively,   are  attached   hereto   as   Exhibit G.)  In  jurisdictions  requiring   mandatory participation in a monopolistic state workers' compensation fund, the insurance certificate requirements for the coverage required for workers' compensation will be satisfied by a letter from  the  appropriate state  agency  confirming  participation   in accordance  with  statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this  Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (l0) days following Landlord's request.

10.9   Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 of this Lease, above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 10.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant  or other occupant  or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees  or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible  for identifying and remedying   any deficiencies  in such certificates or policy provisions.

10.10  No Violation Of Building Policies. Tenant shall not commit  or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the

Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord's right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.

10.11  Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants   in the Building which shall have been charged because of the aforesaid  reasons,  such  reimbursement  to be made fi·om time to time on Landlord's demand.

10.12  Landlord's Insurance.

10.12.1  Reguired insurance. Landlord shall maintain insurance against loss or damage with respect to the Building  on an "all risk" type insurance  form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. The cost of such insurance shall be treated as a pmt of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

1 0.12.2  0ptional insurance. Landlord may maintain such additional  insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by a "Mortgagee," as that term is defined in Section 18.2 of this Lease, below. The cost of all such additional insurance shall also be part of the Operating Expenses.

10.12.3  Blanket and self-insurance. Any or all of Landlord's insurance may be provided by blanket coverage maintained  by  Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating  Expenses shall include the portion of the reasonable  cost of blanket insurance or self-insurance that is allocated to the Building.

10.12.4  No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant's Property, including any such property or work of tenant's subtenants or occupants. Landlord  will also have no obligation  to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant's or any subtenant's or occupant's business.

10.13  Waiver Of Subrogation. Notwithstanding any provision of this Lease to the contrary, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage  is insured under any insurance policy required by this Lease, or otherwise maintained  by the waiving/releasing party, or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties' waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term "Landlord Party" or "Landlord Parties" shall mean Landlord, any affiliate of Landlord, Landlord's managing agents for the Building, each Mortgagee, each ground lessor, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term "Tenant Party" or "Tenant Parties" shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises,  and each of their respective direct or indirect  partners, officers, shareholders, directors, members, trustees,  beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

10.14  Tenant's Work.     During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors  of all tiers, to obtain and maintain commercial  general liability, automobile, workers compensation, employer's liability, builder's risk, and equipment/property insurance in such  amounts  and  on  such  terms  as are  customarily  required  of  such  contractors  and subcontractors on similar projects.  The amounts and terms of all such insurance are subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The commercial general liability and  auto insurance carried by Tenant's contractors and their subcontractors of all tiers pursuant to this section shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's  managing  agent, or other Additional Insureds.   Such insurance shall also waive any right of subrogation  against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE 11

DAMAGE AND DESTRUCTION

1 1.1 Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting fi·om fire or any other casualty. If the

Premises or any Common Areas necessary to Tenant's use of or access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under item (ii) of Section 10.4 of this Lease, and Landlord shall repair any injury or damage to the Original Improvements  and Alterations  installed   in the Premises and   shall return  such Original Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, or, in the event of an earthquake or flood, for which Tenant has elected not to obtain coverage, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Original Improvements and Alterations installed in the Premises and shall return such Original Improvements and Alterations to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review  and  approval, all plans,  specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common  Areas necessary to Tenant's occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy  for the normal conduct of Tenant's business for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2    Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, provided that Landlord terminates the leases of all tenants of the Building whose premises are similarly damaged by the casualty (to the extent Landlord retains such right

pursuant to the terms of the applicable tenants' leases),  and one or more of  the following conditions is present:   (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mmigage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies or that portion of the proceeds from Landlord's insurance policies allocable to the Building or the Project, as the case may be; (iv) Landlord decides to rebuild the Building or Common  Areas  so that they will be substantially  different  structurally   or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project.

11.3   Waiver of Statutory Provisions.  The provisions of this Lease, including this Article II, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute  or regulation  pf the  State of California,  including, without  limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement  between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the paticular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if all reasonable access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the  entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and  all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1   Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are  hereinafter sometimes referred to individually as a "Transfer," and, collectively, as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the  terms  of  the  proposed  Transfer  and the consideration   therefor,  including calculation  of the "Transfer  Premium",  as that term is defined  in Section 14.3 below,   in connection with such Transfer, the name and address of the proposed  Transferee, and a copy of all existing  executed  and/or  proposed  documentation pertaining  to the proposed  Transfer, including all existing operative  documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant  to utilize  Landlord's  standard  Transfer  documents  in connection  with  the documentation of such Transfer,   (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord  to determine  the financial  responsibility,  character,  and reputation  of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as  Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and  shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees,  as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, not to exceed $2,500, within thirty (30) days after written request by Landlord.

14.2    Landlord's Consent.  No later than thirty (30) days after Landlord's receipt of Tenant's Transfer Notice, Landlord shall notify Tenant whether or not Landlord consents to a proposed Transfer.  Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer  of the Subject Space to the Transferee on the terms specified  in the Transfer Notice.  Without limitation as to other reasonable grounds  for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee  is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for  purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee  is not a party  of reasonable  financial  worth  and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5  The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6  Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating or has negotiated with Landlord to lease space in the Project within the six month period prior to the date of the applicable Transfer Notice, or (iii) Landlord is currently meeting with (or has within the 30-day period prior to the date of the applicable Transfer Notice previously met with) the proposed Transferee to tour space in the Project;

14.2.7  In Landlord's  reasonable judgment, the use of the Premises by the proposed Transferee would not be comparable to the types of office use by other tenants in the Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on elevators or other Building systems or equipment over the burden  thereon prior to the proposed Transfer, or  would require increased services by Landlord;

14.2.8   Intentionally omitted;

14.2.9  The proposed Transfer would result in the existence of, in the aggregate, more than three (3) subtenants occupying the Premises at any given time during the Lease Term; or

14.2.10    Any part of the rent payable under the proposed Transfer shall be based in whole or in part on the income or profits derived from the Subject Space or if any proposed Transfer shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six- month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.  Tenant shall indemnify, defend and hold harmless Landlord fi·om any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

14.3   Transfer Premium.  If  Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord seventy-five percent (75%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent  reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, "Tenant's Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord's applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer.   For purposes of calculating the Transfer Premium on a monthly basis, Tenant's Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

14.4   Landlord's Option as to Subject Space.   Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to (i) recapture the Subject Space, or (ii) take an assignment or sublease of the Subject Space from Tenant. Such recapture or sublease or assignment notice, shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, then (i) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; (ii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same; and (iii) Landlord shall construct or cause to be constructed a demising wall separating that portion of the Premises recaptured by Landlord from that portion of the Premises retained by Tenant; provided that, Tenant hereby agrees that, notwithstanding Tenant's occupancy of its retained portion of the Premises during the construction of such demising wall by Landlord, Landlord shall be permitted to construct such demising wall during normal business hours, without any obligation to pay overtime or other premiums, and the construction of such demising wall by Landlord shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, and Landlord shall  have no responsibility or for any reason be liable to Tenant  for any direct or indirect injury to or interference with Tenant's business arising fi·om the construction of such demising wall, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of its retained portion of the Premises or of Tenant's personal property or improvements resulting from the construction of such demising wall, or for any inconvenience or annoyance occasioned by the construction of such demising wall; and provided further that, Tenant shall be responsible for, and shall pay to Landlord promptly upon being billed therefor, fifty percent (50%) of all costs related to the construction of such demising wall, including Landlord's standard fee for its involvement with such demising wall. If Landlord declines, or fails to elect in a timely manner, to recapture, sublease or take an assignment of the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5     Effect of Transfer.  If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form and content reasonably acceptable to Landlord, including, without limitation, at Landlord's option, a "Transfer Agreement," as that term is defined in this Section 14.5, below; (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant's entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than four percent (4%), Tenant shall pay Landlord's costs of such audit. Notwithstanding anything to the contrary contained in this Article 14, Landlord, at its option in its sole and  absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate written agreement directly with Landlord (a "Transfer Agreement"), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (A) such Transferee's agreement to be bound by all the obligations of Tenant under this Lease (including, but not limited to, Tenant's obligation to pay Rent), provided that, in the event of a Transfer of less than the entire Premises, the obligations to which such Transferee shall agree to be so bound shall be prorated on a basis of the number of rentable square feet of the Subject

Space in proportion to the number of square feet in the Premises; (B) such Transferee's acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord's rights under Section 19.3 of this Lease;  and (C) Tenant's and such Transferee's recognition of an agreement to be bound by all the terms and provisions of this Article 14, including, but not limited to, any such terms and provisions which Landlord, at its option, reasonably requires to be expressly set forth in such Transfer Agreement. Upon the occurrence of any default by Transferee under such Transfer, Landlord shall have the right, at its option, but not the obligation, on behalf of Tenant, to pursue any or all of the remedies available to Tenant under such Transfer or at law or in equity (all of which remedies shall be distinct, separate and cumulative).

14.6     Occurrence of Default. Any Transfer hereunder, whether or not such Transferee shall have executed a Transfer Agreement, shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease beyond all applicable notice and cure periods, then Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7     Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, officers or members, as applicable, or transfer of more than fifty percent (50%) or more of partnership, ownership or membership interests (as applicable), within a twelve (12)-month period, or the dissolution of the partnership or limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent  (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.8   Non-Transfers.  Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer under Article 14 of this Lease (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a "Permitted Non-Transferee"), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to  the  effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above (unless prohibited by a confidentiality agreement in which case Tenant may provide such notice and documentation within three (3) business days following such transfer), (ii) such assignment or sublease is  not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Non-Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) with respect to a non-transfer described in (B) and (C) above, such Permitted Non- Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the greater of(l) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, and (v) no assignment relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant's entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Non-Transferee may also be referred to herein as a "Non-Transferee Assignee."  "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1    Surrender of Premises.  No act or thing  done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by

Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2    Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the  Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.   Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed fi·om the Premises all debris and rubbish, such items of furniture, equipment, business and trade  fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent and Tenant's Share of Building Direct Expenses and Tenant's Share of Capital Expenses shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of each of Base Rent, Tenant's  Share of Building Direct  Expenses and Tenant's  Share of Capital Expenses applicable during the last rental period of the Lease Term under this Lease during the first month of such holdover and (ii) two hundred percent (200%) of each of Base Rent, Tenant's Share of Building Direct Expenses and Tenant's Share of Capital Expenses applicable during the last rental period of the Lease Term under this Lease thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The  provisions of this A1ticle 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of  this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord,  shall  be substantially in the form of  Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain  any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord  may require  Tenant  to provide Landlord  with a current  financial  statement  and financial statements of the two (2) years prior to the current financial statement year.   Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal   practice of Tenant, shall be audited by an independent  certified public accountant.    Failure  of Tenant  to timely execute,  acknowledge and deliver  such estoppel certificate or other  instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements  included in the estoppel ce11ificate are true and correct, without exception.

ARTICLE 18

MORTGAGE OR GROUND LEASE

18.1     Subordination.  This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any  mortgage, trust deed or other encumbrances now or hereafter  in force against the Building or Project or any part  thereof,  if  any,  and  to  all  renewals,  extensions,   modifications,  consolidations  and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages  or  trust  deeds,  unless  the  holders  of  such  mortgages,   trust  deeds  or  other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the "Superior Holders"); provided, however, that in consideration of and a condition precedent to Tenant's agreement to subordinate this Lease, shall be the receipt by Tenant of a subordination non-disturbance and attornment agreement in the standard form provided by such Superior Holders, which requires such Superior Holder to accept this lease, and not to disturb tenant's possession, so long as an event of default has not occurred and be continuing beyond any applicable notice and cure period under this Lease (a "SNDAA") executed by Landlord and the appropriate Superior Holder.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground  lease is terminated),  to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or  ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give  Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2   Notice to Lienholder or Ground Lessor.   Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a mortgage,  trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, no notice of default fi·om Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below), and the curing  of any of Landlord's defaults by such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Article 18, the term "mortgage" shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant's leasehold interest hereunder).

18.3     Assignment of Rents.    With reference to any assignment by Landlord of Landlord's interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:

18.3.1 The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

18.3.2 Notwithstanding   delivery  to  Tenant   of  the   notice   required   by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord's obligations under this Lease only upon such lienholder's foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor's termination of any such ground lease or underlying leases and assumption of Landlord's position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord's interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).

18.3.3 In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord's obligations under this Lease, but Tenant shall  look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee's estate, for performance of Landlord's obligations under this Lease.  In any such event, provided that Tenant receives a commercially reasonable nondisturbance agreement, this Lease shall be subject and subordinate to the lease to such seller-lessee, and Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee's estate, shall be the lessor under this Lease unless and until such seller-lessee's position shall have been assumed by such purchaser-lessor.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default.  The occurrence of any of the following shall  constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any party thereof, when due, which failure is not cured within five (5) days after written notice from Landlord that said amount was not paid when due, provided that if Tenant has previously received one (1) or more notices from Landlord during the immediately preceding twelve (12) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, then Landlord shall not be required to deliver any notice to Tenant with respect to the current failure to pay and a default shall immediately occur upon such failure by Tenant to pay any Rent or any other charge required to be paid under the Lease when due; or

19.1.2 Except as otherwise specifically set forth in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thiliy (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of all or a substantial  portion of the Premises by Tenant without the payment of Rent; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, lQ (other than Section 10.1 ),14, 17, or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 29.35 of this  Lease, where such failure continues for more than three (3) business days after notice from Landlord; or

19.1.5 Tenant's failure to occupy the Premises within thirty (30) business days after the Lease Commencement Date where such failure continues for ten (1 0) business days after written notice thereof from Landlord to Tenant.

The notice periods provided in this Section 19.I are in lieu of, and not in addition to, any notice periods provided by Jaw.

19.2    Remedies Upon Default.   Upon the occurrence  of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies,  each and all of which  shall  be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession   or arrearages  in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor;  and Landlord may recover from Tenant the following:

(i)       The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)      The worth at the time of award of the amount by which the unpaid rent which would have been earned  after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)     The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could  have been reasonably  avoided; plus

(iv)     Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited  to, brokerage  commissions and advertising  expenses  incurred, expenses  of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)     At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.l(i) and 19.2.1(ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1 (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).   Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3   Subleases of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord's option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which  event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant's interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord  as its assignor, sublessor, licensor, concessionaire or transferor thereunder.  In the event of Landlord's election to succeed to Tenant's interest in any such assignments, subleases,  licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4   Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by

Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless  express written notice of such intention is sent by Landlord  to Tenant.    Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary, as security for the faithful performance  by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with Landlord's other funds.  Tenant hereby waives the provisions of Section 1950.7 of the  California Civil Code and all other provisions of  law, now or  hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right to relocate Tenant to other space (the "Relocation Space") located on the seventh (7th) floor or higher and with at least twenty-five  percent (25%) of the Relocation Space facing the southeast direction, in the in the Project comparable to the Premises (e.g. comparable finishes, comparable number of offices and conference rooms, comparable ceiling treatment, doors and hardware), and all terms hereof shall apply to the Relocation Space with equal force and effect, except as otherwise provided in this Article 22. To the extent Tenant request any upgrades in the improvements located in such Relocation Space vis-a-vis the improvements then existing in the Premises (e.g., specialty finishes such as glass, ceiling treatments, specialty lighting, built-in or custom cabinetry), Tenant shall pay to Landlord, promptly upon billing therefor, all costs and expenses incurred by Landlord in connection with such upgraded improvements. In such event, Landlord shall give Tenant at least thirty (30) days' prior notice of Landlord's election to so relocate Tenant, and shall move Tenant's effects to the Relocation Space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. Landlord shall reimburse Tenant for all actual out-of-pocket costs incurred by Tenant in connection with its move from the Premises to the Relocation Space, including, without limitation, the cost to install new communications and computer lines, the cost to move Tenant's furniture from the Premises to the Relocation Space, and the cost of reasonable amounts of replacement stationery.   Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease (or, if the Relocation Space is in a building of the Project other than the Building, Tenant shall execute a new lease with the owner of such building, which shall be on substantially the same terms and conditions as this Lease, and Tenant and Landlord shall enter into a termination of this Lease) stating the relocation of the Premises, and amending those Sections of the Summary, and replacing Exhibit A to this Lease, as shall be necessary to accurately describe the Relocation Space (including, without limitation, the location and the rentable area of the Relocation Space). In the event Tenant is relocated in accordance with this Article 22, and the rentable area of the Relocation Space is not equal to the rentable area of the Premises, or if the Relocation Space is in a building of the Project other than the Building and the rentable area of such other building is not equal to the rentable area of the Building, all amounts, percentages and figures appearing or referred to in this Lease based upon such rentable  area (including, without limitation, the amounts of the "Rent" and the "Security Deposit," as those terms are defined in Article 4 and Article 21 of this Lease, respectively, and "Tenant's Share," as that term is defined in Section 4.2.1 0 of  this  Lease)  shall  be  modified  accordingly;  provided,  however,  that notwithstanding the foregoing, (i) in no event shall the rentable area of the Relocation Space be less than one hundred percent (100%) of the rentable area of the Premises; and (ii) Tenant's Base Rent and Tenant's Share shall not increase as a result of such relocation. Tenant shall have the right to refuse to permit Landlord to move Tenant to the Relocation Space and such refusal shall not be a default under this Lease.  Should Tenant refuse to permit Landlord to move Tenant to the Relocation Space, Landlord shall have the right to cancel and terminate this Lease effective sixty (60) days from the date of Landlord's election to relocate Tenant.

ARTICLE 23

SIGNS

23.1    Full Floors.   Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2     Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant's exterior identifying signage on the floor of the Premises shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

23.3     Prohibited Signage  and Other  Items.    Any exterior  signs,  notices,  logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.4     Building Directory.  Tenant shall have the right, at Tenant cost, to have Tenant's name entered into Landlord's directory in the lobby of the Building.

23.5     Monument Signage.  Subject to the terms of this Section 23.5, Applicable Laws and all applicable Building rules and regulations, the original Tenant named in this Lease and any Permitted Non-Transferee (collectively, "Original Tenant") shall have the non-exclusive right to have a sign ("Tenant's Sign") on one (1) tenant strip of the monument sign located fi·ont of the Building (the "Monument").  The location of Tenant's Sign on the Monument shall be designated  by Landlord.    Tenant's  right to Tenant's  Sign shall be subject to all applicable governmental laws, rules, regulations, codes and approvals.  Further, Tenant shall be responsible for obtaining any applicable permits or other governmental approval(s) applicable to or required for Tenant's Sign.   Subject to the terms hereof, the content, size, design, location, graphics, materials, colors  and other specifications of the Tenant's Sign shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall  be responsible for  all  costs  and expenses  incurred  in connection with  the design, construction, installation, repair, operation (including utilities costs, if applicable), maintenance, compliance with laws, and removal of the Tenant's Sign. Tenant's signage rights set fm1h in this Section 23.5 shall be personal to the Original Tenant, and may not be assigned to any assignee or to any sublessee or any other person or entity.   Landlord shall have the right to terminate Tenant's right to maintain Tenant's Sign in the event that Tenant shall be in monetary default of this Lease after the expiration of any applicable cure period. In addition, Tenant's signage rights set forth in this Section 23.5 shall terminate at any time during the Lease Term during which the

Original Tenant fails to physically occupy at least seventy-five  percent (75%) of the rentable area of  the Premises.   Upon the  expiration of the Lease Term  or  the earlier termination of Tenant's signage rights under this Section 23.5, Tenant shall, at Tenant's sole cost and expense, remove the Tenant's Sign and repair any and all damage caused by such removal and restore all affected areas to their original condition.

ARTICLE 24

COMPLIANCE WITH LAW

24.1    In General. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated ("collectively, "Applicable Laws").  At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord's efforts to comply with such standards or regulations.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be  imposed  because  of  its  failure to  comply with  the  provisions  of  this  Article 24. Notwithstanding the foregoing or any provision of this Lease to the contrary, Tenant shall not have any obligation to make any structural alteration or improvement to the Premises or Building in order to comply with any Applicable Laws unless required by the specific nature of Tenant's use of the Premises or triggered by any Alterations made by Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a ce1tificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees, or would otherwise materially and adversely affect Tenant's use of or access to the Premises.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.7 above.

24.2  Statutory Disclosure and Related Terms. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp  inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant  from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant,  if requested  by the lessee or tenant.    The parties shall  mutually  agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp  inspection,  and  the cost of making  any repairs  necessary  to correct  violations  of construction-related accessibility standards  within  the  premises."      In  furtherance of  the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant  shall  be conducted, at Tenant's  sole cost and expense,  by a CASp  designated  by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards identified during such CASp inspection; and (c) if anything done by or for Tenant in its use or occupancy of the Premises and identified  during  such  CASp  inspection  shall  require any improvements or repairs  to the Building  or  Project   (outside  the  Premises)   to  correct  violations   of  construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee (i) within five (5) days after written notice from Landlord that said amount was not paid when due, or (ii) upon the date said amount is due, if Tenant has previously received one (1) or  more notices from Landlord during the immediately preceding twelve (12) month period stating that Tenant failed to pay any amount required to be paid  by Tenant under this Lease when due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (A) within five (5) days after written notice from Landlord that said amount was not paid when due, or (B) upon the date said amount is due, if Tenant has previously received one (I) or more notices from Landlord during the immediately preceding twelve (12) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (x) the annual "Bank Prime  Loan" rate cited in the Federal Reserve Statistical Release publication H.l5(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (y) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1    Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord  may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2     Tenant's Reimbursement.    Except  as may be specifically provided  to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which  sums shall bear interest from the  date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs,  liabilities, damages and expenses referred to in Article I 0 of this  Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting  or attempting  to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended.  Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Tenn.

[
ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease, may be oral, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or, during the final twelve  (12) months  of the Lease Term,  prospective  tenants,  or to current  or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements  to the Building  or the Building's  systems  and equipment.   Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any reasonable time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants  of Tenant  which Tenant fails to perform.   Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant's business in connection with such entries into the Premises. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish  the stated purposes. Tenant  hereby waives  any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided that the foregoing shall not limit Landlord's liability, if any, pursuant to applicable law for personal injury and property damage to the extent   caused  by the gross  negligence  or willful  misconduct  of Landlord,  its agents, employees or contractors.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.   No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

NOTICES

All notices, demands, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered  by a nationally  recognized  overnight  courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant  may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal  delivery  is made.   Any Notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Boston Properties Limited Partnership
Four Embarcadero Center
Lobby Level, Suite One
San Francisco, California 94111
Attention: Mr. Bob Pester and
Boston  Properties, Inc. Prudential Center Tower
800 Boylston Street, Suite 1900
Boston, Massachusetts 02199-81 03
Attention: General Counsel

and

Boston Properties  Limited Partnership
Four Embarcadero Center
Lobby Level, Suite One
San Francisco, California  94111
Attention: Regional Counsel

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1    Terms; Captions.   The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2    Binding Effect.   Subject  to all other provisions  of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case  may require, bind or inure to the benefit not only of Landlord and of Tenant,  but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3    No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.   Under no circumstances whatsoever  at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant's obligations under this Lease.

29.4     Modification of Lease. Should any current  or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way  materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified  and agrees to execute whatever  documents  are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (1 0) days following the request therefor.

29.5     Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and

Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations  hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6    Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7    Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8   Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9    Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10  Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

29.11  Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12  No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of  the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13  Landlord Exculpation. The liability of Landlord or any other Landlord Party to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other  matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and any sales or insurance proceeds received by Landlord or any other Landlord Party in connection with the Project, Building or Premises. Neither Landlord, nor any of the other Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.   The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the other Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14   Entire Agreement.   It is understood and acknowledged that there are  no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15   Right to Lease.   Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16   Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard  to the payment of money (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17  Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of  the Premises after any termination of this Lease.

29.18  Tenant Parking. Tenant shall have the right to park 3.3 automobiles for every 1,000 rentable square feet in the Premises, free of charge, in the portions of the Common Areas designated by Landlord for vehicular parking. Such parking shall be on an as available "first- come, first-served" basis which shall be in common with all other tenants of the Project. Tenant's continued right to use the Common Areas designated by Landlord for vehicular parking is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease.    Landlord specifically  reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.   The parking passes rented by Tenant pursuant to this Section 29.18 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

29.19  Joint and Several.   If there is more than one Tenant, the obligations  imposed upon Tenant under this Lease shall be joint and several.

29.20  Authority. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (1 0) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by  Landlord, also deliver to Landlord satisfactory evidence of (i) good  standing in Tenant's state of incorporation and (ii) qualification to do business in California.   Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

29.21  Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall  be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22  Governing Law;  WAIVER  OF TRIAL  BY JURY.    This Lease shall be construed and enforced in accordance with the laws of the State of California.   IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY

CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT  WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (TU) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL  WITHOUT A JURY  IN ANY  ACTION,  PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT  OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY  EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE  RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE  OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23   Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24   Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "Brokers"), and that they know of no  other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnity and defend the other party against and hold the other party harmless from any and all claims, demands,  losses, liabilities,  lawsuits,  judgments, costs and expenses  (including  without  limitation  reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25   Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord  and Tenant are independent and not dependent  and Tenant hereby expressly waives the benefit of any statute to the contrary and  agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26   Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire.   Tenant shall not use the words "Gateway Center" or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27  Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28  Confidentiality.   Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, leasing, and space planning consultants.

29.29  Development of the Project.

29.29.1     Subdivision.  Landlord reserves the right to further subdivide all or a portion of the Project.  Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.29.2      The Other Improvements.   If portions of  the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project  and the  Other  Improvements,  (ii) for  the  common  management,  operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

29.29.3      Construction  of  Project  and  Other  Improvements.     Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.30   Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.31  No Violation.    Each party hereby warrants and represents that neither its execution of nor performance under this Lease shall cause such party to be in violation of any agreement, instrument, contract, Jaw, rule or regulation by which such party is bound, and such party shall protect, defend, indemnify and hold the other party harmless against any claims, demands,  losses,  damages,  liabilities,  costs and expenses,  including, without  limitation, reasonable attorneys' fees and costs, arising from the warranting party's breach of this warranty and representation.

29.32  Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the "Lines") at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental  Jaws and regulations, and (v)  Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.

29.33   Landlord's  Waiver of Security Interest in Tenant's Personal Property. Landlord hereby acknowledges and agree that any and all of Tenant's movable furniture, furnishings, trade fixtures and equipment at the Premises ("Tenant's Property") may be financed by a third-party lender or lessor (an "Equipment Lienor"), and Landlord hereby (a) subordinates any rights of Landlord to Tenant's Property to such Equipment Lienor, and (b) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a commercially reasonable waiver agreement to be entered into by and between Landlord and the Equipment Lienor following request by  Tenant. Tenant shall pay all fees and/or expenses imposed upon or otherwise paid by Landlord to the Equipment Lienor or otherwise expended by Landlord in connection  with any such request (including, without limitation, reasonable attorney's fees).

29.34  No Discrimination.  There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall Landlord or Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees,  or  vendees of the  Premises, or any portion thereof.

29.35  Patriot Act and Executive Order 13224.   As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that:  (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list  issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated  National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly  understood and agreed  that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1.4 of this Lease and shall be covered by the indemnity provisions of Section 10.1  above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that:  (i) Landlord is not, nor is it owned  or controlled directly or indirectly  by a Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Landlord (nor any person, group, entity or nation which owns or controls Landlord, directly or indirectly) has conducted or will conduct business or has engaged or  will engage in any transaction or dealing with any Prohibited Person, including without limitation the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.   In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase "owned or controlled directly or indirectly by any person, group, entity or nation" and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord" :

BXP 601 & 651 GATEWAY CENTER LP,
a Delaware limited partnership

BY:	BXP CALIFORNIA GP LLC,
a Delaware limited liability company,
its general partner

BY:	BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited
partnership, its sole member

BY:	BOSTON PROPERTIES,
INC., a Delaware
corporation, its general
partner

BY:	/s/ Rod C. Diehl
Name: ROD C. DIEHL
Title: SENIOR VICE PRESIDENT, LEASING

"Tenant"

MONSTER INC.,
a Californa corporation

By:	/s/ Noel Lee

Named:	Noel Lee

Title:	CEO

Date:	3/22/2017

By:	/s/ Ajay Vadera

Named:	Ajay Vadera

Title:	EVP & CFO

Date:	3/22/2017

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord" :

BXP 601 & 651 GATEWAY CENTER LP,
a Delaware limited partnership

BY:	BXP CALIFORNIA GP LLC,
a Delaware limited liability company,
its general partner

BY:	BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited
partnership, its sole member

BY:	BOSTON PROPERTIES,
INC., a Delaware
corporation, its general
partner

BY:	/s/ Rod C. Diehl
Name: ROD C. DIEHL
Title: SENIOR VICE PRESIDENT, LEASING

"Tenant"

MONSTER INC.,
a Californa corporation

By:

Named:

Title:

Date:

By:

Named:

Title:

Date:

PLEASE NOTE: THIS LEASE MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT  PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

EXHIBIT A

601 GATEWAY BOULEVARD

OUTLINE OF PREMISES

601 GATEWAY
FLOOR9
930
950
Premises
Suite 900
10,037 SF
900
north

EXHIBIT A -- PAGE 1

EXHIBIT B

601 GATEWAY BOULEVARD

LANDLORD WORK

•	Install three (3) new private offices with finishes comparable to those in the existing offices. One (1) electrical outlet and one ring and string shall be provided sourced from the wall or column

•
Install one (I) new conference  room with finishes comparable to those in the existing conference room. One (I) electrical outlet and one (I) ring and string shall be provided sourced from the wall or column

•	Convert existing IT room to a conference room. One (1) electrical outlet and one (1) electrical outlet and one (1) ring and string shall be provided sourced from the wall or column

•	Demo as indicated on the plan as shown on Exhibit B-1 attached hereto.

•	Re-paint the interior walls to one building standard color

•	Re-carpet to one building standard carpet in building standard color

•
Some lighting will need to be configured to accommodate new construction and demo and the new lighting may not match the existing lighting. The build out will not have consistent lighting throughout and shall be determined by Landlord.

Tenant shall have the right to  make additional Alterations within the space, at Tenant's sole cost and expense, subject to Landlord's reasonable approval and the other terms and conditions of Article 8.

EXHIBIT A -- PAGE 2

EXHIBIT B-1

bxp Boston Properties

FLOOR

SUITE 900
SUITE 900

SUITE 900

BRW

BROWN REYNOLDS WATFORD ARCHITECTS

601 GATEVI/AY 9th Floor

SOUTH SAN FRANCISCO, CA

EXHIBIT A -- PAGE 3

EXHIBIT C

601 GATEWAY BOULEVARD

NOTICE OF LEASE TERM DATES

Date:

To:		Copy to:

Re:	Office Lease
Dated:
Between	BXP 601 & 651 GATEWAY CENTER LP, Lessor or Landlord, and MONSTER INC., a _____, Lessee or Tenant

In accordance with the subject document we wish to advise you and/or confirm your tenancy of Suite 900 on the 9th floor of 60 I Gateway Boulevard, South San Francisco, CA 94080, and that the following terms and conditions are accurate and in full force and effect:
Net rentable square feef			Lease Term

Lease commencement date			Lease expiration date

	From	To
Base rent schedule

			Monthly rent	$

Payable to:	Mailed to:	All other inquiries to:
Boston Propet1ies
[APPROPRIATE ENTITY]	[APPROPRIATE ENTITY]	Lobby Level, Suite One
Four Embarcadero Center
San Francisco, CA 94111
Telephone: 415-772-0700
Fax: 415-982-1780

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of  the monthly installment as provided for in the Lease.

We request that you sign this letter where indicated  below, confirming  the information provided above, and return it to our representative below within ten (I 0) business days of receipt.  A return envelope is provided.  Our failure to receive your executed Notice

EXHIBIT A -- PAGE 4

within such time period will indicate your acceptance that the information set forth is correct. A second letter is enclosed for your files.

Boston Properties, L.P.
Agreed to and Accepted:

By: Lease Administrator's name	Date	By:
Lease Administration				Date:
Its:

Copy:  Property Manager, Property Accountant
Via:      Certified Mail

EXHIBIT A -- PAGE 5

EXHIBIT D

601 GATEWAY BOULEVARD

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following  Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and · Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, that Landlord will exercise good faith efforts (without any obligation to place a tenant in default or commence litigation) to enforce the Rules and Regulations against other tenants and occupants of the Project in a nondiscriminatory manner. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.        Signs. Except as specifically provided in this Lease to which these rules and regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or on the Common Areas or other areas of the Project without Landlord's prior written consent.  Landlord may remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All signs or lettering on doors and walls must be approved by Landlord, and shall be printed, painted, affixed or inscribed or modified at Tenant's expense by a person approved by Landlord. Without Landlord's written consent, Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

2.        Window Treatments.  Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises. Tenant shall be held responsible for any damage to the glass coating within the Premises. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which are visible from the exterior of the Premises, Tenant shall immediately discontinue such use.

3.        Common Areas. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building and the Project shall not be obstructed or used as a waiting or lounging place by Tenant and the Tenant's Parties.  All entrance doors leading from the Premises to the hallways are to be kept closed at all times.   The outside areas immediately adjoining the Premises shall be kept clear at all times by Tenant, and Tenant shall not place or permit any obstructions, garbage, refuse, merchandise or displays in such areas. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's Parties. Landlord shall, in all cases, retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety of the Project or any part thereof provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or

EXHIBIT A -- PAGE 6

unlawful activities.   Neither Tenant nor any Tenant Parties shall go upon the roof of the Building.

4.        Directory. The directory of the Building will be provided for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall be allocated its pro rata share of lines on the Building directory board in the main lobby.

5.        Cleanliness. Tenant shall not exhibit carelessness or indifference to the good order and cleanliness of the Premises.

6.        Keys. Landlord will furnish Tenant, free of charge, with two keys to each exterior door lock in the Premises. All duplicate keys shall be purchased only from Landlord. Landlord may charge a reasonable fee for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any  door of its Premises.   Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors and pay Landlord for any lost keys.

7.        Security Devices. If Tenant requires telephonic, burglar alarm or similar services, it shall first obtain and comply with Landlord's instructions for their installation.

8.        Freight Elevators. The Building service elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling by Landlord.  No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the  Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move-in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall be made after obtaining Landlord's written consent and shall be made during the hours of 12:00 a.m. to 5:00a.m. and
6:00p.m. to 11:59 p.m., Monday through Friday, or at any time on Saturday or Sunday, unless otherwise agreed in writing by Landlord. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9.        Floor Load.  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Prior to delivery of any heavy object to the Building, Tenant shall notify Landlord of such object's specifications and contemplated location in order that Landlord may take action to prevent structural load damage to the Building. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building.  Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's sole cost and expense. Tenant shall be responsible for all structural engineering required to determine structural load. Business machines and mechanical equipment  belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's sole cost and expense, on vibration eliminators or other devices sufficient to

EXHIBIT A -- PAGE 7

eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building  must be acceptable to Landlord.   Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.      No Waste.     Tenant shall not use any method of heating and air conditioning other than that supplied by Landlord.  Further, Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.  Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

11.     Building Identification. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and address of the Building and/or any other part of the Project.

12.      Building  Access.    Landlord reserves the right to exclude from the Building between the hours of  12:00 a.m. to 7:00a.m. and 6:00p.m. to 11:59 p.m., Monday through Friday, and on Saturday, Sunday and holidays, any person not having a Building issue key and is not identified on the daily access list. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord may prevent access to the Project or any part thereof in case of invasion, mob, riot, public excitement or other commotion.  Landlord may exclude or expel from the Project or any part thereof any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or is in violation of any of the rules and regulations of the Project. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Project or any part thereof of any person.

13.      Building  Security.   Before Tenant and the Tenant Parties leave the Premises each day, Tenant shall (a) close and Jock the doors of its Premises, (b) shut off all water faucets and other utilities, (c) draw or lower window coverings, and (d) turn out all lights. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

14.      Outside Services.  Tenant shall not obtain for use on the Premises, towel or other similar services or accept barbering or bootblacking service upon the Premises, except as such hours and under such regulations as may be fixed by Landlord.  Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

15.     Lavatories.  The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign  substance of any kind whatsoever shall be thrown therein.   The expense of any breakage, stoppage or damage resulting fi·om the violation of this rule shall be borne by the tenant who, or whose Tenant Parties, shall have caused it.

EXHIBIT A -- PAGE 8

16.      Solicitation.   Tenant shall not make  any room-to-room solicitation of business from other tenants in the Project or any part thereof.

17.     Electronic Devices.   Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in  the Building or elsewhere.

18.     Trash Disposal.  Tenant shall store all its trash and garbage within the Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

19.     Prohibited Uses.  The Premises shall not be used for (a) the keeping of any bicycles, motorcycles or animals of any kind (except those service animals meeting the requirements under the Americans with Disabilities Act), or (b) lodging, or (c) for manufacturing of any kind; nor shall the Premises be used for any illegal purpose. No cooking or heating of food is permitted  on the Premises, excepting therefi·om microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages. Such cooking and heating devices and their use should be approved by Underwriters Laboratories in accordance with all applicable insurance regulations and federal, state, county and city laws, codes, ordinances, rules and regulations.   Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord, which consent shall not be unreasonably withheld.

20.      Prohibited Equipment. Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material- handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

21.      Safety Procedures.  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.      Premises Security.  Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secure. Landlord shall not in any way be responsible to Tenants or any Tenant Party, for any loss of property from the Premises or public areas or for any damage to any property thereon from any cause whatsoever.

23.      Building Management.  Tenant's requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

EXHIBIT A -- PAGE 9

24.      Waiver.   Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

25.      Integration. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

26.      Additional Regulations.  Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project of any part thereof and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted and delivered to Tenant in writing.

27.      Observance of Rules. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, licensees and guests.

28.      Parking Facilities. The following rules and regulations shall govern use of the parking facilities within the Common Areas appurtenant to the Project (such parking facilities being collectively referred to hereinafter as the "Parking Area").

28.1    Persons using the Parking Area shall obey all signs and shall park only in areas designated for vehicle parking within painted stall lines. Tenant's parking spaces shall be used only for parking vehicles no longer than full-sized passenger automobiles. Tenant shall not permit any vehicle that belongs to or is controlled by Tenant, its agents, employees, invitees, licensees and visitors, to be  loaded, unloaded or parked in  areas other than those designated by Landlord or its parking operator for such activities.  No maintenance, washing, waxing or cleaning of vehicles shall be permitted in the Parking Area.   Unless otherwise instructed, each person using the  Parking Area shall park and lock his or her own vehicle. Neither Landlord nor its parking operator shall be liable for damage to any vehicle, injury to any person or loss of any property, all of which risks are assumed by the person using the Parking Area. Parking pursuant to this Lease is intended as a license only, and no bailment is intended or created hereby. Tenant shall abide by those rules promulgated by Landlord which provide for tandem parking. No overnight or extended term storage of any vehicles or other object shall be permitted.

28.2   Persons using the Parking Area shall comply with any parking identification system established by Landlord or its parking operator.   Such a system may include the validation of visitor parking, at the validation rate applicable to visitor parking from time to time as set by Landlord or its parking operator. Parking stickers or other identification devices supplied by Landlord shall remain the property of Landlord. Such devices shall not be transferable, and any such device in the possession of an unauthorized holder may be retained by Landlord and declared void.  Upon the loss or obliteration of a parking identification device,

EXHIBIT A -- PAGE 10

Tenant shall pay such reasonable replacement charge as may be established by Landlord or its parking operator. Upon the termination of parking privileges, all parking identification devices supplied by Landlord shall be returned to Landlord. Landlord may refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all unposted city, state or federal ordinances, laws, or agreements.  Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately, and a lost or stolen report must be filed by the customer at that time. Landlord may exclude any car from the parking facilities that does not have an identification device.  Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen devices found by the purchaser must be reported to the parking facility office immediately to avoid confusion.
28.3   The speed limit within all parking areas shall be five (5) miles per hour.

28.4    Landlord reserves the right to modify, redesign or redesignate uses permitted in the Parking Area or any portion thereof, to relocate parking spaces from floor to floor, from one portion of the Parking Area to another or to reasonably adjacent offsite locations, and to allocate parking spaces between compact and standard sizes from time to time, as long as the same comply with Applicable Laws and ordinances.   Reserved parking spaces shall be clearly and prominently marked as such by Landlord.  But neither Landlord nor its parking operator shall be liable or responsible for the failure of persons to observe such markings or to obey other rules and regulations, agreements, laws or ordinances applicable to the Parking Area. Without limiting the generality of the foregoing, Landlord shall not be obligated to tow any violator's vehicle, or to declare a default under or terminate the lease of any other tenant of the Building, on account of any such failure.  If for any reason Landlord is unable to provide to Tenant all or any portion of its parking spaces or Tenant is unreasonably denied access thereto during the initial term of this Lease or any renewal or extension hereof, such fact shall not be a default by Landlord or permit Tenant to terminate this Lease, either in whole or in part, but Tenant's  obligation to pay rental for any parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space, in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure or inability to provide Tenant with such parking space.

Tenant shall be responsible for the compliance with all of the foregoing rules and regulations by Tenant and Tenant Parties.  Landlord may refuse to permit any person who violates any such rules and regulations to have access to the Project or any part thereof.  Landlord reserves the right from time to time to modify the rules and regulations set forth herein, including, without limitation, to adopt and modify such rules and regulations applicable to the Parking Area, as it reasonably deems necessary for the proper operation.

EXHIBIT A -- PAGE 11

EXHIBIT E

601 GATEWAY BOULEVARD

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned, as  Tenant under that certain Office Lease (the "Lease") made and

entered into as of                                                       , 20        by and between                             , as Landlord, and the undersigned, as Tenant, for Premises on the                        floor(s) of the office building located at                                              , certifies as follows:

1.       Attached hereto as Exhibit A is a true and correct copy of the Lease  and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.        The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                                                , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.         Base Rent became payable on                         .
4.        The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.        Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.        Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7.        All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                          . The current monthly installment of Base Rent is $

8.        All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant's actual knowledge, Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.        No rental has been paid more than thirty (30) days in advance and no security has been   deposited   with   Landlord   except   the   Security   Deposit   in   the   amount   of $                                      as provided in the Lease.

10.     As of the date hereof, to Tenant's  actual knowledge, there are no existing defenses or offsets, or, to the undersigned's actual knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

EXHIBIT A -- PAGE 12

11.     If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.     There  are no actions  pending against the undersigned under the bankruptcy or similar Jaws of the United States or any state.                                ,

13.     Other than in compliance with all applicable laws and incidental to the ordinary course  of  the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.     All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a pmt and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                                              on the                day of                                                                       , 20

EXHIBIT A -- PAGE 13

EXHIBIT F

601 GATEWAY BOULEVARD

STANDARDS FOR UTILITIES AND SERVICES

I.        Elevators.   Provide non-attended passenger elevators to and from the floor(s) on which the Premises are located.   Landlord may limit the number of  elevators operating outside normal business hours.

2. HVAC.  On Monday through Friday, except holidays, fi·om 7:00a.m. to
6:00 p.m., ventilate the Premises and furnish air conditioning or heating on such days and hours, in temperatures and amounts which in Landlord's good faith judgment are reasonably required for comfortable occupancy of the Premises under normal business operations. If Tenant requires air conditioning during other hours, Landlord will furnish same through an access system provided to Tenant at the Premises, if available, or otherwise as specified in a written request of Tenant delivered to the Building management office before noon on the preceding business day. For this service Tenant will pay Landlord, upon receipt of Landlord's statement, the charge at an hourly rate determined by Landlord from time to time, which is currently $244.71 for full HVAC and $117.12 for fans only per hour. Tenant agrees that neither Tenant nor any Tenant Party shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results fi·om either Tenant's adjustment of room thermostats or Tenant's failure to comply with Landlord's rules governing the temperature within the Premises.

3.        Lighting. Furnish electric lighting for all public areas and special service areas of the Building as Landlord determines in good faith to be reasonable and standard, including replacement of Building standard lights, bulbs and tubes.

4.        Electrical Service.  Subject to the limitation of this Paragraph 4, furnish electrical service to the Premises, including providing and installing all Building standard replacement lighting tubes.  If Tenant uses more electrical power than Landlord in good faith considers reasonable or normal for office use, Tenant will pay Landlord on a monthly basis the cost of such excess· power consumed by Tenant. Consumption will be determined, at Landlord's election, either (a) by a survey performed by a reputable consultant selected by Landlord, or (b) through separate meters or submeters installed, maintained and read by Landlord at Tenant's cost.  For purposes of this Paragraph 4 only, "month" and "monthly" shall mean any billing period used by the utility or other power provider supplying electricity.  All installations of electrical fixtures, appliances and equipment within the Premises shall be subject to Landlord's prior approval, and if they affect the temperature or humidity otherwise maintained, Landlord may, at Tenant's sole cost and expense (to be paid within (30) days after delivery of written demand supported by invoices or other reasonably satisfactory evidence), install supplemental air conditioning units. Tenant's use of electricity shall never exceed Tenant's share of the capacity of existing feeders to the Building or of the risers, wiring installations and transformers serving the floor(s) containing the Premises.  Landlord shall provide up to 3.5 watts per usable square foot (demand) of riser and floor panel electrical capacity averaged over the floor being serviced.

EXHIBIT A -- PAGE 14

Tenant shall be allocated an approximate 2.0 watts per usable square foot for power and 1.5 watts per usable square foot for lighting. Any risers or wiring necessary to meet Tenant's excess electrical requirements will be installed by Landlord on Tenant's request, at Tenant's sole cost and expense (to be paid in advance), but only if in Landlord's  good faith belief they are necessary and will not cause damage to the Building or a dangerous condition, entail excessive or unreasonable alterations, repairs or expense, or disturb other occupants.

5.        Water.  Provide toilet facilities, water for lavatory and toilet purposes, cold water for drinking and tepid water for lavatory purposes, all at points of supply provided for general use of tenants in the Building through fixtures installed by Landlord or by Tenant with Landlord's consent.

6.        Janitorial. Provide janitorial service to the Premises on business days and other cleaning services as Landlord determines to be reasonably required.  Tenant will pay Landlord the full cost attributable to any extraordinary janitorial or cleaning services which the Premises may require.

7.        Maintenance of Non-Building Standard Items.    Maintenance  and service costs necessary for non-building standard items in the Premises shall be the responsibility of Tenant.   As used in this paragraph, non-building standard items shall include, without limitation, heat pumps, condenser pumps, sinks and associated drain pipes, faucets, hot water heaters, garbage disposals,  dishwashers, refrigerators, ice makers, air conditioning  units, projection screens and associated wiring and switching, incandescent downlight or wallwash fixtures and lamps, floor electrical outlets and power poles.

8.        Security Services.  Provide Building security personnel twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year and a card access system which allows access to individual office floors twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, all of which shall be provided by Landlord in its sole and absolute discretion.  Notwithstanding Landlord's providing security, Tenant waives any claim against Landlord with respect to any loss by theft or any other damage suffered or incurred by Tenant in connection with any entry into the Premises or any other breach of security with respect to the Premises or the Building, except due to the gross negligence or willful misconduct of Landlord.

Landlord reserves the right to adopt reasonably, nondiscriminatory modifications and additions to these standards, which Landlord shall promptly deliver to Tenant in writing.

EXHIBIT A -- PAGE 15

EXHIBIT G

ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 03/13/2017

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER

fu?!,at.e7!t:

80449-STND-GAUP-16-17

INSURED

4:0('aJ!'/O""!

B-" na;-,l; -;,ere

CONTACT NAME:	
PHONE (A/C, No, Ext):	FAX (A/C, No):
E-MAIL ADDRESS:	
INSURER(S) AFFORDING COVERAGE	
INSURER A: Federal Insurance Company	
INSURER B:	
INSURER C:	
INSURER D:	
INSURER E:	
INSURER F:	

SEA-003134150-06

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF	POLICY EXP	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY; CLAIMS-MADE [ ] X OCCUR; X Worldwide			35-01-[illegible]	04/01/2016	04/01/2017	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 1,000,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY [ ] PRO-JECT [ ] LOC; OTHER:						GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ 2,000,000
							Prop Damage Ded	$ 10,000
A	AUTOMOBILE LIABILITY; X ANY AUTO; X ALL OWNED AUTOS [ ] SCHEDULED AUTOS; X HIRED AUTOS [ ] NON-OWNED AUTOS				04/01/2016	04/01/2017	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
	UMBRELLA LIAB W.; EXCESS LIAB						EACH OCCURRENCE	
							AGGREGATE	
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH); If yes, describe under DESCRIPTION OF OPERATIONS below						PER STATUTE / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$
A	All Risk Property				04/01/2016	04/01/2017	Business Personal Prop.	
							Property Deductible	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES [illegible]

[illegible] Me.

fl'l,

CERTIFICATE HOLDER

6 SCI-3: t;;t Tf \!Y Cf 7EnU:

'n X:b. ;;,.;-,;IL:I

Attn: Lease Administration

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CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Sandra Patino

© 1988-2014 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

ACORD 25 (2014/01)

EXHIBIT A -- PAGE 16

AGEIICY CUSTOMER ID:-::::2 ::::-4!.:-=4-9
tOC I/:- 3a;,; Jost

ADDITIONAL REMARKS SCHEDULE

Page 2 of 2

AGENCY Marsh Risk & Insurance Services		NAMED INSURED [illegible] C.J6
POLICY NUMBER	NAIC CODE	EFFECTIVE DATE:

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM.
FORM NUMBER: 25 FORM TITLE: Certificate of Liability Insurance

Property: Other deductibles may apply as per policy terms and conditions.

ACORD 101 (2008/01)

© 2000 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

EXHIBIT A -- PAGE 17

601 GATEWAY BOULEVARD

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is made and entered into as of August _, 2017 by and between BXP 601 & 651 GATEWAY CENTER LP, a Delaware limited partnership ("Landlord"), and MONSTER INC., a California corporation ("Tenant").

R E C I T A L S

A.       Landlord and Tenant entered into that certain Office Lease dated March 24, 2017 (the "Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord a total of 10,037 rentable square feet of space located on the ninth (9th ) floor and commonly known as Suite 900 (the "Existing Premises") and located in that certain office building known as 601 Gateway, located in South San Francisco, California (the "Building").

B.       Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 1,503 rentable square feet of space located on the ninth (9th ) floor of the Building (the "Expansion Premises"), as shown on Exhibit A, attached hereto, and to make other modifications to the Original Lease, and in connection therewith Landlord and Tenant desire to amend the Original Lease on the terms and conditions contained herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as is given such terms in the Original Lease. From and after the date hereof, all references in the Original Lease and herein to the "Lease" shall mean and refer to the Original Lease, as amended hereby.

2.       Modification of Premises. Effective as of the earlier of (i) the date upon which the Tenant first commences to do business in the Expansion Premises; or (ii) the date of Substantial Completion (as defined on Exhibit B) of the Expansion Premises (as defined on Exhibit B) (the "Expansion Commencement Date") the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 11,540 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the "Premises." As of the Expansion Commencement Date, all references in the Original Lease to the "Premises" shall be deemed to mean the Existing Premises and the Expansion Premises, collectively.

EXHIBIT A -- PAGE 18

3.       Expansion Term. The term of Tenant's lease of the Expansion Premises (the "Expansion Term") shall commence on the Expansion Commencement Date and shall be coterminous with the Lease Term set forth in the Original Lease and expire on the Lease Expiration Date, unless sooner terminated as provide in the Original Lease, as hereby amended.

4.       Base Rent; Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises at the annual base rental rate per square foot of the Expansion Premises, which shall be equal to the then-applicable annual base rental rate per rentable square foot for the Existing Premises set forth in the Original Lease, subject to the same escalation schedule contained therein.

Concurrently with Tenant's execution of this Amendment, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

5.       Additional Rent. Notwithstanding anything to the contrary in the Lease, prior to the Expansion Commencement Date, Tenant shall continue to pay Tenant's Share of Building Direct Expenses for the Existing Premises in accordance with the terms of the Original Lease. Commencing on the Expansion Commencement Date, and continuing throughout the remainder of the Expansion Term, Tenant shall pay Tenant's Share of Building Direct Expenses in accordance with the terms of Article 4 of the Lease; provided, however, for purposes of calculating the amount of Tenant's Share of Building Direct Expenses which Tenant shall pay in connection with the Expansion Premises, (i) Tenant's Share shall equal 0.6964%; and (ii) the Base Year shall be calendar year 2017.

6.       Condition of Expansion Premises. Tenant hereby acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Expansion Premises, the Building or the Project, or with respect to the suitability of any of the foregoing for the conduct of Tenant's business. Except for the "Landlord Work" described on Exhibit B attached hereto, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, and Tenant shall accept the Expansion Premises in its presently existing, "as-is" condition. Tenant hereby acknowledges and agrees that any improvements, alterations, additions or changes to the Premises, shall be completed pursuant to the terms and conditions of Article 8 of the Lease.

7.       Security Deposit. Landlord and Tenant acknowledge that, in accordance with the terms of Article 21 of the Lease, Landlord holds a Security Deposit from Tenant in the amount of One Hundred Forty-Four Thousand Eight Hundred Sixteen and 24/100 Dollars ($144,816.24) (the "Existing Deposit"). Concurrent with its execution of this Amendment, Tenant shall deposit with Landlord additional cash in the amount Twenty-One Thousand Six Hundred EightySix and 00/1 00 Dollars ($21,686.00) (the "Additional Deposit"), which Additional Deposit Landlord shall hold as security in accordance with Section 21 of the Lease. From and after the date hereof, all references in the Lease to the "Security Deposit" shall mean and refer to the Existing Deposit and the Additional Deposit, collectively, which Security Deposit shall equal One Hundred Sixty-Six Thousand Five Hundred Two and No/100 Dollars ($166,502.24.00).

EXHIBIT A -- PAGE 19

8.       Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent, other than Cushman & Wakefield and CBRE ("Brokers") in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent, except for Brokers, who are entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any other real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 8 shall survive the expiration or earlier termination of this Amendment or the Lease.

9.       No Default. Tenant represents, warrants and covenants to Landlord that, to Tenant's knowledge as of the date of this Amendment, Landlord is not in default of any of its obligations under the Original Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord. As of the date hereof, Tenant has no offsets, setoffs, rebates, concessions, claims or defenses against or with respect to the payment of Base Rent, Additional Rent or any other sums payable under the Lease.

10.       No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

EXHIBIT A -- PAGE 20

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year

"Landlord" :

BXP 601 & 651 GATEWAY CENTER LP,
a Delaware limited partnership

BY:	BXP CALIFORNIA GP LLC,
a Delaware limited liability company,
its general partner

BY:	BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited
partnership, its sole member

BY:	BOSTON PROPERTIES,
INC., a Delaware
corporation, its general
partner

BY:
Name:
Title:

EXHIBIT A -- PAGE 21

EXHIBIT A -- PAGE 22

EXHIBIT B

LANDLORD WORK

1.       Landlord Work. Except as specifically set forth herein, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Expansion Premises, and Tenant shall accept the Expansion Premises and the Building in their currentlyexisting, "as-is" condition. Notwithstanding the foregoing, Landlord hereby agrees, at Landlord's sole cost and expense, to construct the improvements in the Expansion Premises, as described below in the configuration shown on Schedule I attached hereto (the "Landlord Work"):

(i)       Demolish as indicated on the plan as shown on Schedule I.

(ii)       Install new door and sidelight in Office 2 with finishes comparable to those in the Existing Premises.

(iii)       Install one 4' deep closet with finishes comparable to those in the Existing Premises.

(iv)       Install new wall, door and sidelight on existing Office 1 with finishes comparable to match those in the Existing Premises.

(v)       Re-carpet the Expansion Premises with one Building standard carpet, to match the Existing Premises; and

(vi)       Re-paint the Expansion Premises with one Building standard color to match the Existing Premises

The Landlord Work shall be materially consistent with the private office improvements currently located in the Existing Premises. All such Landlord Work shall be completed to Landlord's "Building standard" condition, using Building standard methods, materials and procedures. Tenant may not alter or change the Landlord Work. Any additional improvements constructed in the Expansion Premises shall be constructed by Tenant, at Tenant's sole cost and expense, in accordance with the terms and conditions of Article 8 of the Lease.

2.       Completion of Landlord Work; Lease Commencement Date. For purposes of this Amendment, "Substantial Completion" of the Expansion Premises shall occur upon the completion of construction of the Landlord Work with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant. Landlord and Tenant shall, promptly following the completion of construction of the Landlord Work, jointly inspect the construction of the Landlord Work in order to develop a reasonable and mutually agreed upon punch list. In the event that the acts or omissions of Tenant or its agents or employees shall delay the Substantial Completion of the Expansion Premises (including, but not limited to, Tenant's request for changes to the Landlord Work or Tenant's breach of any provision contained in this Tenant Work Letter) (any such delay, a "Tenant Delay"), then the Expansion Premises Commencement Date shall be deemed to be the date the Substantial Completion of the Expansion Premises would have occurred but for such acts or omissions of Tenant or its agents or employees.

EXHIBIT A -- PAGE 23
First Amendment to Lease -- Exhibit B -- Page 6

EXHIBIT A -- PAGE 24